[California]

Recording requested by and when recorded mail to:

Kenneth S. Witt
Freeborn & Peters
950 Seventeenth Street
Denver, Colorado 80202

                     FIRST OPEN END LEASEHOLD DEED OF TRUST,
                     SECURITY AGREEMENT, FINANCING STATEMENT
                             AND ASSIGNMENT OF RENTS

            THIS DEED OF TRUST ("Deed of Trust") dated as of the 12th day of February 1997, made by COUNTRY STAR RESTAURANTS, INC., a Delaware corporation, having its chief executive office at 11150 Santa Monica Blvd., Los Angeles, California 90025 ("Grantor"), in favor of CHICAGO TITLE COMPANY, a California corporation ("Trustee"), and CAMERON CAPITAL LTD., a Bermuda corporation, having an office at 10 Cavendish Road, Hamilton HM 19, Bermuda ("Beneficiary"), as Agent for the Lenders who are parties to the Loan Agreement referred to below (the "Lenders").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof among Grantor, the Beneficiary and the Lenders (as such Loan and Security Agreement may be extended, supplemented, modified, restated or otherwise changed, the "Loan Agreement"), the Lenders may from time to time make loans and extend financial accommodations to Borrower, which loans shall consist of line of credit loans in the maximum principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the "Line of Credit Loan") and a term loan in the principal amount of Four Million and No/100 Dollars ($4,000,000.00) ("Term Loan") (the Line of Credit Loan and Term Loan being collectively referred to herein as the "Loan") (the Loan Agreement and all other documents, instruments and agreements entered into in connection therewith are hereinafter sometimes jointly referred to as the "Loan Documents"); and

            WHEREAS, the Loan shall mature on the dates and shall bear interest at the rates specified in the Loan Agreement; and

            WHEREAS, Beneficiary has required as a condition, among others, to its execution and delivery of the Loan Agreement that Grantor enter into this Deed of Trust and grant Beneficiary the liens and security interests referred to herein to secure the prompt and complete payment, observance and performance of all of the "Obligations" (as defined in the Loan Agreement) and to secure all notes, if any (the "Obligations" as defined in the Loan Agreement and the obligations of Borrower under all notes, if any, are hereinafter collectively referred to as the "Obligations"), that Grantor execute and deliver this Deed of Trust to Beneficiary; and

            WHEREAS, the Obligations secured hereby shall not exceed an aggregate principal amount, at any one time outstanding of Fifteen Million Dollars and 00/100 ($15,000,000.00), provided, that the foregoing limitation shall apply only to the lien upon the leasehold estate created by this Deed of Trust, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Beneficiary under the provisions of the Loan Agreement, Guaranty or under any other security agreement at any time executed by Grantor;

            NOW, THEREFORE, in consideration of the premises contained herein and to secure payment of the Obligations and in consideration of Ten Dollars ($10.00) in hand paid, receipt whereof is hereby acknowledged, Grantor does hereby irrevocably grant, bargain, remise, release, alien, convey, mortgage and warrant to Trustee IN TRUST, WITH POWER OF SALE, its successors and assigns, all of Grantor's interest as lessee or tenant under that certain lease, as the same may be or have been amended (the "Lease"), of the real estate (the "Land") in _______ County, California, all as described on Exhibit A attached hereto and by this reference made a part hereof, which interest in the Lease, together with all right, title and interest, if any, which Grantor may now have or hereafter acquire in and to all improvements, buildings and structures thereon of every nature whatsoever, is herein called the "Premises."

            TOGETHER WITH all right,  title and interest,  if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Grantor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto and, (b) all hereditaments, gas, oil, minerals, and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) and (b) above (hereinafter the "Property Rights"); and

            TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Grantor may now have


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

or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to (a) all apparatus, machinery and equipment of Grantor to the extent deemed fixtures under law; and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all of the foregoing items in this paragraph being referred to as the "Fixtures"); as well as all personal property and equipment of every nature whatsoever now or hereafter located in or on the Premises, including but not limited to (c) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings of Grantor;
(d) all apparatus, machinery, equipment and appliances of Grantor not included as Fixtures; (e) all items of furniture, furnishings and personal property of Grantor; and (f) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (c)-(e) (the items described in the foregoing (c)-(f) and any other personal property referred to in this paragraph being the "Personal Property") and in and to the proceeds of the Personal Property. It is mutually agreed, intended and declared that the Premises and all of the Property Rights and Fixtures owned by Grantor (referred to collectively herein as the "Real Property") shall, so far as determined by law, be part and parcel of the Land and for the purpose of this Deed of Trust to be real estate and covered by this Deed of Trust. It is mutually agreed, intended and declared that the premises and all of the Property Rights and Fixtures owned by Grantor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be real estate and covered by this Deed of Trust. Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Uniform Commercial Code, by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at the Beneficiary's sole election; and

            TOGETHER WITH all the estate, right, title and interest of the Grantor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein or in the Loan Agreement) the Beneficiary is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acceptances therefor, and to apply the same as provided in the Loan Agreement for application of payments; and (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property. (The rights and interests described in this paragraph shall hereinafter be called the "Intangibles").

            As additional security for the Obligations secured hereby, Grantor does (i) hereby


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

pledge and assign to Beneficiary from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the "Rents") under any and all present and future subleases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property, and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby transfer and assign to Beneficiary all such subleases and agreements (including all Grantor's rights under any contracts for the sale of any portion of the Real Property and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Subleases"). Beneficiary hereby grants to Grantor the right to collect and use the Rents as they become due and payable under the Subleases, but not more than one (1) month in advance thereof, unless an "Event of Default" (as defined in the Loan Agreement) shall have occurred provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Grantor, and any such subsequent assignment shall be subject to the rights of the Beneficiary under this Deed of Trust. Grantor further agrees to execute and deliver such assignments of subleases or assignments of land sale contracts as Beneficiary may from time to time request. In the event of an Event of Default (1) the Grantor agrees, upon demand, to deliver to the Beneficiary all of the Subleases with such additional assignments thereof as the Beneficiary may request and agrees that the Beneficiary may assume the management of the Real Property and collect the Rents, applying the same upon the Obligations in the manner provided in the Loan Agreement, and (2) the Grantor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Subleases to the Beneficiary upon request of the Beneficiary. Grantor hereby appoints Beneficiary as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Beneficiary and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that
(i) this power of attorney and assignment of rents shall not be construed as an obligation upon said Beneficiary to make or cause to be made any repairs that may be needful or necessary and (ii) Beneficiary agrees that until such Event of Default as aforesaid, Beneficiary shall permit Grantor to perform the aforementioned management responsibilities. Upon Beneficiary's receipt of the Rents, at Beneficiary's option, it may pay: (1) reasonable charges for collection thereof, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents, (2) general and special taxes, insurance premiums, and (3) the balance of the Rents pursuant to the provisions of the Loan Agreement. This power of attorney and assignment of rents shall be irrevocable until this Deed of Trust shall have been satisfied and released of record and the releasing of this Deed of Trust shall act as a revocation of this power of attorney and assignment of rents. Beneficiary shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Loan Agreement.

            All of the property described above, and each item of property therein described, not limited to but including the Lease, the Land, the Premises, the Property Rights, the Fixtures, the Personal Property, the Real Property, the Intangibles, the Rents and the Subleases, is herein referred to as the "Mortgaged Property." Notwithstanding the foregoing, the term "Mortgaged Property" shall include all right, title and interest of Grantor in and to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent such use benefits the Mortgaged Property, including without limitation, all reservations, commitments or receipts covering any such use, whether now or hereafter acquired.

            Nothing herein contained shall be construed as constituting the Beneficiary a beneficiary-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Beneficiary. Nothing contained in this Deed of Trust shall be construed as imposing on Beneficiary any of the obligations of the sublessor under any sublease of the Mortgaged Property in the absence of an explicit assumption thereof by Beneficiary. In the exercise of the powers herein granted to the Beneficiary, no liability shall be asserted or enforced against the Beneficiary, all such liability being expressly waived and released by Grantor.

            TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Trustee, its successors and assigns, forever for the uses and purposes herein set forth.
Grantor hereby releases and waives all rights under and by virtue of the Homestead Exemption Laws, if any, of the State of California (the "State") and Grantor hereby covenants, represents and warrants that, at the time of the ensealing and delivery of these presents, Grantor is lawfully possessed of the Mortgaged Property by virtue of the Lease as a valid and subsisting leasehold estate for the full term thereof, subject only to the full fee simple interest of the fee owner thereof, to the extent set forth in the Lease and with lawful authority to sell, assign, and convey the Mortgaged Property, and that the title to the Mortgaged Property is free and clear of all encumbrances except as set forth on Exhibit B attached hereto and made a part hereof, and that, except for the encumbrances set forth on Exhibit B, Grantor will forever defend the same against all lawful claims.

            The following provisions shall also constitute an integral part of this Deed of Trust:

            1. Payment of Taxes on the Deed of Trust. Grantor agrees that, if the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Deed of Trust or shall levy, assess, or charge any tax, assessment or imposition upon this Deed of Trust or the credit or indebtedness secured hereby or the interest of Trustee or Beneficiary in the Premises or upon Trustee or Beneficiary by reason of or as holder of any of the foregoing, then Grantor shall pay for such documentary stamps in the required amount and deliver them to Beneficiary or pay (or reimburse Beneficiary for) such taxes, assessments or impositions and, unless all such documentary stamps, taxes, assessments and impositions are paid or reimbursed by Grantor when and as they become due and payable, all sums hereby secured shall become immediately due and payable, at the option of Beneficiary, notwithstanding anything contained herein or in any law heretofore or hereafter enacted.


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

Grantor agrees to exhibit to Beneficiary, at any time upon request, official receipts showing payment of all taxes, assessments and charges which Grantor is required or elects to pay under this paragraph. Grantor agrees to indemnify Trustee and Beneficiary against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations and regardless of whether this Deed of Trust shall have been released.

            2. Subleases Affecting the Real Property. Grantor agrees faithfully to perform all of its obligations under all present and future subleases or other agreements relative to the occu pancy of the Real Property at any time assigned to Beneficiary as additional security, and to refrain from any action or inaction which would result in termination of any such subleases or agreements or in the diminution of the value thereof or of the rents or revenues due thereunder. All future sublessees under any sublease of the Real Property, or any part thereof, made after the date of recording of this Deed of Trust shall, at Beneficiary's option and without any further documentation, attorn to Beneficiary as sublessor if for any reason Beneficiary becomes sublessor thereunder, and, upon demand, pay rent to Beneficiary, and Beneficiary shall not be responsible under such sublease for matters arising prior to Beneficiary becoming sublessor thereunder.

            3. Use of the Real Property. Grantor agrees that it shall not permit the public to use the Real Property in any manner that might tend, in Beneficiary's reasonable judgment, to impair Grantor's leasehold interest in such property or any portion thereof, or to make possible any claim or claims of easement by prescription or of implied dedication to public use.

            4. Indemnification. Grantor shall not use or permit the use of any part of the Real Property for any illegal purpose, including, without limitation, the violation of any environmental laws, statutes, codes, regulations or practices. Without limiting any indemnification Borrower has granted in the Loan Agreement, Grantor agrees to indemnify and hold harmless Trustee and Beneficiary from and against any and all losses, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys' and para legals' fees, court costs and disbursements) which may be imposed on, incurred or paid by or asserted against the Real Property by reason or on account of or in connection with the (i) construc tion, reconstruction or alteration of the Real Property, (ii) any negligence or misconduct of Grantor, any sublessee of the Real Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto, or (iv) any other transaction arising out of or in any way connected with the Mortgaged Property.

            5. Insurance. Grantor shall, at its sole expense, obtain for, deliver to, assign and maintain for the benefit of Trustee and Beneficiary, until the Obligations are paid in full, insurance policies as specified in the Loan Agreement. In the event of a casualty loss, the net insurance proceeds from such insurance policies shall be paid and applied as specified in the Loan Agreement.

            6. Condemnation Awards. Grantor hereby assigns to Beneficiary, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use, and Grantor agrees that the proceeds of all such awards shall be paid and applied as specified in the Loan Agreement.

            7. Remedies. Upon the occurrence of an Event of Default under the terms of the Loan Agreement, in addition to any rights and remedies provided for in the Loan Agreement, and to the extent permitted by applicable law, the following provisions shall apply:

            (a) Beneficiary's Power of Enforcement. It shall be lawful for Beneficiary, by or through Trustee or otherwise, to (i) immediately sell the Mortgaged Property either in whole or in separate parcels, as prescribed by the State law, under power of sale, which power is hereby granted to Beneficiary and/or Trustee to the full extent permitted by the State law, and thereupon, to make and execute to any purchaser(s) thereof deeds of conveyance pursuant to applicable law or (ii) immediately foreclose this Deed of Trust by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Deed of Trust may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations secured hereby, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Loan hereby secured is made) for the benefit of Beneficiary, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption, if any, notwithstanding any redemption. The receiver, out of the Rents, when collected, may pay costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay all or any part of the Obligations or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Deed of Trust, the court in which such suit is filed shall have full power to enter an order placing Trustee or Beneficiary in possession of the Real Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in-possession under applicable law.

            (b) Beneficiary's Right to Enter and Take Possession, Operate and Apply Income. Beneficiary shall, at its option, have the right, acting through Trustee and/or its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Real Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the Rents and to manage and control the same, and to sublease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys' fees and expenses, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, distribute and apply the remaining net income in accordance with the terms of the Loan Agreement or upon any deficiency decree entered in any foreclosure proceedings.

            (c) Sale of Mortgaged Property. Beneficiary may, at its option, and in addition to any and every other remedy, request Trustee to proceed with foreclosure (which request shall be presumed), and in such event Trustee is hereby authorized and empowered and it shall be his special duty, upon such request of Beneficiary, to (a) sell the Mortgaged Property, or any part thereof, at public vendue to the highest bidder, for cash, at the county courthouse of the county of the State in which the Mortgaged Property is situated in the area in such courthouse designated for real property foreclosure sales in accordance with applicable law (or in the absence of any such designation, in the area set forth in the notice of sale hereinafter described) between the hours of 10:00 a.m. and 4:00 p.m. (commencing no earlier than such time as may be designated in the hereinafter described notice of sale) on the first Tuesday of any month, after giving legally adequate notice of the time, place and terms of said sale, and the property to be sold, by posting (or by having some person or persons acting for him post) for at least twenty-one (21) days preceding the date of the sale, written or printed notice of the proposed sale at the courthouse door of the appropriate county, or (b) sell the Mortgaged Property at such other time, place and in accordance with such procedures and require ments as may hereafter be provided by the laws of the State. In addition to such posting of notice the holder of the indebtedness hereby secured shall at least twenty-one (21) days preceding the date of sale serve or cause to be served written notice of the proposed sale by certified mail on Grantor and on each other debtor, if any, obligated to pay the indebtedness hereby secured according to the records of such holder, and shall at least twenty-one (21) days preceding the date of sale file written notice of the proposed sale in the county clerk's Office of the county of the State in which the Mortgaged Property is located. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to Grantor, and such other debtors at their last known address or addresses as shown by the records of the holder of the indebtedness hereby secured in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service. Grantor agrees that no notice of any sale other than as set out in this paragraph need be given by Trustee, Beneficiary or any other person. Grantor hereby designates as his address for the purpose of such notice, the address set out herein and agrees that such address shall be changed only by depositing notice of such change, enclosed in a postpaid wrapper, in post office or official depository under the care and custody of the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed to the Beneficiary at the address for the Beneficiary set out herein (or to such other address as the Beneficiary may have designated by notice given as above provided to Grantor). Any sale made by the Trustee hereunder may be as an entirety or in such parcels as announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by the Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property, but the Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Mortgaged

Property. After each sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchasers or purchasers in fee simple with general warranty of title and shall receive the proceeds of said sale or sales and apply the same as herein provided. The power of sale granted herein shall not be exhausted by any sale held hereunder by the Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as the Beneficiary may deem necessary until all of the Mortgaged Property has been duly sold and all of the indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of the Beneficiary, such sale shall not exhaust the power of sale hereunder and the Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. In case of any sale hereunder, all prerequisites to the sale shall be presumed to have been performed. Any and all statements of fact or other recitals made in any deed or deeds given by the Trustee or any successor or substitute appointed hereunder as to nonpayment of the indebtedness secured hereby or as to the occurrence of any Event of Default, or as to the Beneficiary having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by the Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee, his successor or substitute, may appoint or delegate any one or more person as agent to perform any ministerial act or acts necessary or incident to notices but in the name and on behalf of the Trustee, his successor or substitute.

            (d) Holder's Right to Purchase. The Beneficiary shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and any Beneficiary purchasing at any such sale shall have the right to credit upon the amount of the bid made therefore, to the extent necessary to satisfy such bid, the Obligations.

            (e) Foreclosure Without Maturing All Obligations. If any Event of Default occurs as the result of Grantor's failure to make payment of any part of the Obligations, the Beneficiary shall have the option to proceed with foreclosure of the liens and security interests evidenced hereby in satisfaction of such item either through the courts or by proceeding or by directing the Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided, all without declaring all of the Obligations due, and provided that if sale of the Mortgaged Property is made because of an Event of Default, such sale may be made subject to the unmatured part of the Obligations; and such sale, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of any sale shall be applied as provided herein. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations. It is the purpose hereof to provide for a foreclosure and sale of the Mortgaged Property for any matured portion of the Obligations without exhausting the power to foreclose and to sell the Mortgaged Property for any other part of the Obligations whether matured at the time or subsequently maturing.

            (f) Judicial Foreclosure. This instrument shall be effective as a mortgage as well as a Deed of Trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Mortgaged Property in any manner permitted by the laws of the State or any other state in which any part of the Mortgaged Property is situated, and any foreclosure suit may be brought by the Trustee or by the Beneficiary. In the event a foreclosure hereunder shall be commenced by the Trustee, or his substitute or successor, the Beneficiary may at any time before the sale of the Mortgaged Property direct the said Trustee to abandon the sale, and may then institute suit for the collection of the Obligations and any other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if the Beneficiary should institute a suit for the collection of the indebted ness or any other secured indebtedness (whether before, simultaneously with, or after the commencement of any foreclosure by Trustee) and/or for the foreclosure of this Deed of Trust, the Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.

            8. Application of the Rents or Proceeds from Foreclosure or Sale. The proceeds of any sale (whether through a foreclosure proceeding or Beneficiary's exercise of the power of sale) shall be distributed and applied in accordance with the terms of the Loan Agreement. In any foreclosure of this Deed of Trust by judicial action, or any sale of the Mortgaged Property by adver tisement, in addition to any of the terms and provisions of the Loan Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

            (a) Obligations. All of the Obligations and other sums secured hereby which then remain unpaid; and

            (b) Other Advances. All other items advanced or paid by Beneficiary pursuant to this Deed of Trust; and

            (c) Costs, Fees and Other Expenses. All court costs, Trustee's fees, reasonable attorneys' and paralegals' fees and expenses actually incurred, reasonable appraiser's fees, reasonable advertising costs, reasonable notice expenses, reasonable expenditures for documentary and expert evidence, reasonable stenographer's charges, reasonable publication costs, and reasonable costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which Beneficiary in the reasonable exercise of its judgment may deem necessary. All such expenses shall become additional Obligations secured hereby when paid or incurred by Beneficiary in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which Beneficiary shall be a party, either as plaintiff, claimant or defendant, by reason of this Deed of Trust or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale by advertisement.

            9. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of Beneficiary shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Beneficiary.

            10. Beneficiary's Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Deed of Trust, and if this Deed of Trust is foreclosed upon, or judgment is entered upon any Obligations secured hereby, or if Beneficiary exercises its power of sale, execution may be made upon or Beneficiary may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Beneficiary's election.

            11. No Merger. In the event of a foreclosure of this Deed of Trust or any other mortgage or deed of trust securing the Obligations, the Obligations then due the Beneficiary shall not be merged into any decree of foreclosure entered by the court, and Beneficiary may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Obligations.

            12. Notices. Except as otherwise provided herein, any notices, demands, consents, requests, approvals, undertakings or other instruments required or permitted to be given in connection with this Deed of Trust (and all copies of such notices or other instruments as set forth below) shall be in writing, and shall be deemed to have been validly served, given or delivered if hand-delivered or if sent by a nationally recognized overnight delivery service, charges prepaid (effective two (2) business days following deposit with such delivery service), or if mailed (effective three (3) business days following deposit thereof at any main or branch United States Post Office) by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the party so notified as follows:

            if to Grantor:
                              Country Star Restaurants, Inc.
                              11150 Santa Monica Blvd.
                              Los Angeles, California
                              Attention: Chief Operating Officer
                              Telecopy No. 310.268.2208

            with copies to:
                              Zukerman Gore & Brandeis, LLP

                              900 Third Avenue
                              New York, New York 10022
                              Attention: Clifford Brandeis
                              Telecopy No. 212.223.6433


            if to Trustee or Beneficiary:
                              Cameron Capital Ltd.
                              10 Cavendish Road
                              Hamilton, HM 19
                              Bermuda
                              Attention: Nic Snelling
                              Telecopy No. 441.295.9022

            with a copy to:
                              Freeborn & Peters
                              950 Seventeenth Street
                              Denver, Colorado
                              Attention: Kenneth S. Witt
                              Telecopy No. 303.628.4240

Grantor or Beneficiary shall, from time to time, have the right to specify as the proper addressee and/or address for the purposes of this Deed of Trust any other party or address in the United States upon giving five (5) days' written notice thereof.

            13. Extension of Payments. Grantor agrees that, without affecting the liability of any person for payment of the Obligations secured hereby or affecting the lien of this Deed of Trust upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Trustee or Beneficiary of its rights and privileges hereunder), Beneficiary may at any time and from time to time, on request of the Borrower, without notice to any person liable for payment of any Obligations secured hereby, but otherwise subject to the provisions of the Loan Agreement, extend the time, or agree to alter or amend the terms of payment of such Obligations. Grantor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Obligations or the remainder of the security.

            14. Governing Law. Grantor and Beneficiary have agreed that the Loan is to be secured by collateral security located in different states. In addition, Grantor and Beneficiary have agreed that the law of the State of Illinois will govern the Loan and that the laws of the individual states in which such collateral security for the Loan is located will govern all matters with regard to such collateral security accordingly. Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

            15. Satisfaction of Deed of Trust. Upon full payment of all the Obligations, at the time and in the manner provided in the Loan Agreement, upon expiration of the Lease by passage of time, this conveyance or lien shall be null and void and, upon demand therefor following such payment, or expiration of the Lease by passage of time, as the case may be, a satisfaction of this Deed of Trust or reconveyance of the Mortgaged Property shall promptly be provided by Beneficiary to Grantor.

            16. Successors and Assigns Included in Parties. This Deed of Trust shall be binding upon the Grantor and upon the successors and assigns of the Grantor and shall inure to the benefit of the Trustee's and Beneficiary's respective successors and assigns; all references herein to the Grantor and to the Beneficiary shall be deemed to include their respective successors and assigns. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Grantor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

            17. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees, to the full extent permitted by law, that at all times following an Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat; and Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Beneficiary or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, Grantor hereby waives any and all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.

            18. Interpretation with Other Documents. Notwithstanding anything in this Deed of Trust to the contrary, in the event of a conflict or inconsistency between the Deed of Trust and the Loan Agreement, the provisions of the Loan Agreement shall govern.

            19. Future Advances. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Deed of Trust shall secure unpaid balances of the Obligations and other such extensions of credit made by Beneficiary to Borrower after this Deed of Trust is filed for recordation in the official records of the county in which the Mortgaged Property is located, whether made pursuant to an obligation of Beneficiary or otherwise. Such Obligations and other extensions of credit may or may not be evidenced by notes executed pursuant to the Loan Agreement. All future advances will have the same priority as the original advance.

            20. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Deed of Trust shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Loan Agreement shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Deed of Trust is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

            21. Changes. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Grantor and Beneficiary relating to this Deed of Trust shall be superior to the rights of the holder of any inter vening lien or encumbrance.

            22. Time of Essence. Time is of the essence with respect to the provisions of this Deed of Trust.

            23. Successor Trustee. Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, without other formality than the execution of an instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Grantor, Trustee and Beneficiary hereunder, the recording information where this Deed is recorded and the name and address of the new Trustee.

            24. Trustee's Covenants and Acceptance. Trustee covenants faithfully to perform the trust herein created, being liable, however, only for gross negligence or willful misconduct. Trustee accepts this Trust, when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto or any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party unless brought by Trustee.

            25. Required Notices. Grantor shall notify Beneficiary promptly of the receipt of any notice of default from the landlord under the Lease.

            26. Acquisition of Fee Interest. In the event Grantor acquires the fee interest in the Mortgaged Property, either pursuant to the terms of the Lease or otherwise, this Deed of Trust shall continue in full force and effect against the Mortgaged Property until its release of record, and this Deed of Trust shall become and remain a valid fee mortgage lien on the Mortgaged Property.

            27. General Covenants; Representations and Warranties. Grantor hereby covenants, represents and warrants that: (a) the Lease is a valid and subsisting demise of the premises which it demises for the full term thereof;
(b) there are no known existing defaults under the Lease on the part of Grantor and there are no existing defaults under the Lease on the part of any other person or persons obligated to act or refrain from acting by reason thereof; (c) Grantor has not assigned the Lease and there are no other assignments of the Lease; (d) the lessor under the Lease had good right to demise the premises therein demised; (e) the Lease is in full force and effect without any condition pending which would by the passage of time ripen into a default; and (f) there have been no amendments to the Lease.

            28. Lease and Subleases affecting the Mortgaged Property. Grantor agrees faithfully to perform all of its obligations under the Lease, all future subleases, or other agreements relative to the occupancy of the Mortgaged
Property at any time assigned to Beneficiary as additional security, and to refrain from any action or inaction which would result in termination of the Lease, or of any such other subleases, or agreements, or in the diminution of the value thereof or of the rents or revenues due thereunder. Grantor further agrees that any future sublease of the Mortgaged Property made after the date of recording of this Deed of Trust shall contain a covenant to the effect that such sublessee shall, at Beneficiary's option, agree to attorn to Beneficiary as sublessor and, upon demand, to pay rent to Beneficiary. Grantor shall not, without the prior written approval of Beneficiary in each instance, (i) make or enter into any sublease of all or any part of the Mortgaged Property; (ii) change, amend, modify, or assign in any manner whatsoever the Lease or any sublease thereof; (iii) terminate or cancel, surrender or accept a surrender of, suffer or permit any cancellation, termination or surrender of, the Lease, any sublease, or any leasehold estate in any manner whatsoever; or (iv) receive, collect or accept or permit the receipt, collection or acceptance of any prepayment of rent or other charges under any sublease for more than one (1) month except that the Grantor may, at the execution of a sublease, accept any rent security deposits.

            29. Excess Interest. In no event shall any interest rate hereunder exceed the maximum rate permissible for corporate borrowers under applicable law (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in further months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under the Loan Agreement, the total amount of interest paid or accrued under the terms of the Loan Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in the Loan Agreement had at all times been in effect, then Borrower shall, to the extent permitted by applicable law, pay Lenders an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in the Loan Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under the Loan Agreement. In the event that a court determines that any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, such Lender shall refund to Borrower such excess.

            IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Grantor (and said person or persons hereby represent that they possesses full power and authority to execute this instrument).

            THE GRANTOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE GRANTOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS DEED OF TRUST.

                                        GRANTOR:

                                        COUNTRY STAR RESTAURANTS, INC.,
                                        a Delaware corporation


                                        By /s/ Peter Feinstein
                                           ---------------------

                                         Its _____ President


                                        ATTEST:


                                        By /s/ Robert Schuster
                                           ---------------------

                                         Its Secretary
                                             ---------------------

AFFIX CORPORATE SEAL

         [SIGNATURE PAGE OF CALIFORNIA OPEN END LEASEHOLD DEED OF TRUST]

STATE OF CALIFORNIA     )
                        )  SS.
COUNTY OF LOS ANGELES   )

      I, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Robert Schuster and Peter Feinstein, personally known to me to be the Secretary and President of Country Star Restaurants, Inc., a Delaware corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as such, as a free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

      GIVEN under my hand and Notarial Seal this 30th day of January 1997.


                                        /s/ Pauline Probst
                                        ---------------------
                                           Notary Public

My Commission Expires:

     8 - 8 - 2000
     ------------

                                        -----------------------------------
                                                      PAULINE PROBST
                                                   Commission # 1108108
                                        [SEAL]  Notary Public -- California
                                                    Los Angeles County
                                               My Comm. Expires Aug 8, 2000
                                        -----------------------------------

                                    EXHIBIT A

Legal Description of the Land:

                                    EXHIBIT B

Permitted Exceptions to Title:

            Those  title  exceptions   numbered  _______  and  listed  on  title
commitment dated February ___, 1997, issued by Ticor Title Insurance Corporation for the property described on Exhibit A hereof.


                                       20